Exhibit a.3

NUVEEN INVESTMENT TRUST

AMENDED DESIGNATION OF SERIES OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated May 6, 1996 (the “Declaration”), of Nuveen Investment Trust, a Massachusetts business trust (the “Trust”), the Trustees of the Trust, on June 20, 1996 and July 23, 1997 established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of instruments establishing and designating such series and setting forth the special and relative rights of such series (the “Designation”). Such series were entitled:

Nuveen Growth and Income Fund;

Nuveen Balanced Stock and Bond Fund;

Nuveen Balanced Municipal and Stock Fund.

WHEREAS, on March 17, 1998 the Trustees of the Trust established an additional series of Shares by the execution of an Establishment and Designation of Series of Shares of Beneficial Interest; said new series being entitled Nuveen Select European Value Fund;

WHEREAS, the Trustees of the Trust, on May 16, 1998, changed the name of the new series from Nuveen Select European Value Fund to Nuveen European Value Fund;

WHEREAS, the Trustees of the Trust, on January 2, 2001, changed the name of the series designated Nuveen Growth and Income Fund to the new name, Nuveen Large-Cap Value Fund;

WHEREAS, the Trustees of the Trust, on September 24, 2002, established an additional series of Shares by the execution of an Amended Establishment and Designation of Series of Shares of Beneficial Interest; said new series being entitled Nuveen NWQ Multi-Cap Value Fund;

WHEREAS, on June 13, 2003, Nuveen European Value Fund was acquired by Nuveen NWQ International Value Fund and terminated as a series of the Trust pursuant to an Agreement and Plan of Reorganization approved by the Trustees of the Trust and the Shareholders of Nuveen European Value Fund;

WHEREAS, the Trustees of the Trust, effective October 7, 2004, amended the Designation to establish and designate three additional series of Shares, Nuveen NWQ Small-Cap Value Fund, Nuveen NWQ Global Value Fund and Nuveen NWQ Global Opportunity Fund;

WHEREAS, the Trustees of the Trust, effective December, 2004, amended and restated the Designation to correct a typographical error in the instrument, correcting the name of Nuveen NWQ Value Opportunity Fund to the Nuveen NWQ Value Opportunities Fund;

WHEREAS, the Trustees of the Trust, effective June 30, 2006, amended and restated the Designation to change the name of Nuveen NWQ Value Opportunities Fund to the Nuveen Tradewinds Value Opportunities Fund;

WHEREAS, the Trustees of the Trust, effective September 15, 2006, amended the Designation to establish and designate two additional series of Shares, Nuveen NWQ Large-Cap Value Fund and Nuveen NWQ Small/Mid-Cap Value;

WHEREAS, the Trustees of the Trust, effective August 1, 2007, amended the Designation to establish and designate two additional series of Shares, Nuveen Quantitative Alpha Core Equity Fund and Nuveen Quantitative Alpha Mid-Cap Fund;

WHEREAS, the Trustees of the Trust, effective October 16, 2007, amended the Designation to change the name of the series designated Nuveen NWQ Global Value Fund to the new name, Nuveen Global Value Fund, change the name of the series designated Nuveen Quantitative Alpha Core Equity Fund to the new name, Nuveen Enhanced Core Equity Fund and change the name of the series designated Nuveen Quantitative Alpha Mid-Cap Fund to the new name, Nuveen Enhanced Mid-Cap Fund;

WHEREAS, the Trustees of the Trust, effective March 4, 2008, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen U.S. Equity DCF Fund;

WHEREAS, the Trustees of the Trust, effective May 1, 2008, amended the Designation to change the name of the series designated Nuveen Large-Cap Value Fund to the new name, Nuveen Multi-Manager Large-Cap Value;

WHEREAS, the Trustees of the Trust, effective April 4, 2008, amended and restated the Designation to change the name of the series designated Nuveen U.S. Equity DCF Fund to the new name, Nuveen U.S. Equity Risk Control Fund;

WHEREAS, the Trustees of the Trust, effective May 29, 2008, amended and restated the Designation to change the name of the series designated Nuveen U.S. Equity Risk Control Fund to the new name, Nuveen U.S. Equity Completeness Fund;

WHEREAS, the Trustees of the Trust, effective July 7, 2008, amended and restated the Designation to change the name of the series designated Nuveen Balanced Municipal and Stock Fund to the new name, Nuveen Conservative Allocation Fund, and effective August 1, 2008 to change the name of the series designated Nuveen Balanced Stock and Bond Fund to the new name, Nuveen Moderate Allocation Fund and, effective August 1, 2008, to change the name of the series designated Nuveen Global Value Fund to the new name, Nuveen Growth Allocation Fund;

WHEREAS, the Trustees of the Trust, effective October 13, 2008, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Enhanced Core Equity Plus Fund;

WHEREAS, the Trustees of the Trust, effective May 28, 2009, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen NWQ Equity Income Fund;

WHEREAS, on December 7, 2009 Nuveen Enhanced Core Equity Plus Fund was liquidated and terminated as a series of the Trust pursuant to approval by the Trustees and on May 31, 2011, Nuveen Enhanced Core Equity Fund and Nuveen Enhanced Mid-Cap Fund were liquidated and terminated as series of the Trust pursuant to approval by the Trustees;

WHEREAS, the Trustees of the Trust, effective August 1, 2011, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Global Total Return Bond Fund;

WHEREAS, on September 29, 2011 Nuveen U. S. Equity Completeness Fund was liquidated and terminated as a series of the Trust and on October 7, 2011 Nuveen Growth Allocation Fund was liquidated and terminated as a series of the Trust pursuant to approval by the Trustees and on January 20, 2012, Nuveen Conservative Allocation Fund and Nuveen Moderate Allocation Fund were reorganized into Nuveen Strategy Conservative Allocation Fund and Nuveen Strategy Balanced Allocation Fund, respectively, and therefore terminated as series of the Trust;

WHEREAS, the Trustees of the Trust, effective February 13, 2012, amended and restated the Designation to establish and designate three additional series of Shares, Nuveen Intelligent Risk Growth Allocation Fund, Nuveen Intelligent Risk Moderate Allocation Fund, and Nuveen Intelligent Risk Conservative Allocation Fund;

WHEREAS, the Trustees of the Trust, effective March 1, 2013, amended and restated the Designation to establish and designate six additional series of Shares, Nuveen Large Cap Core Fund, Nuveen Large Cap Growth Fund, Nuveen Concentrated Core Fund, Nuveen Core Dividend Fund, Nuveen Large Cap Core Plus Fund and Nuveen Equity Market Neutral Fund;

WHEREAS, the Trustees of the Trust, effective June 24, 2013, amended and restated the Designation to change the name of Nuveen Multi-Manager Large-Cap Value Fund to the Nuveen Large Cap Value Fund;

WHEREAS, the Trustees of the Trust, effective May 21, 2013, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Global Tactical Opportunities Plus Fund;

WHEREAS, the Trustees of the Trust, effective November 18, 2013, amended and restated the Designation to change the name of Nuveen NWQ Equity Income Fund to the Nuveen NWQ Global Equity Income Fund;

WHEREAS, the Trustees of the Trust, effective January 6, 2014, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen NWQ Global Equity Fund;

WHEREAS, the Trustees of the Trust, effective February 25, 2014, hereby amend and restate the Designation to establish and designate one additional series of Shares, Nuveen U.S. Infrastructure Income Fund, to have the special and relative rights described below; and

NOW THEREFORE, the Trustees of the Trust, effective February 25, 2014, hereby amend and restate the Designation, as follows:

1. The following series of Shares (each a “Fund”) are established and designated:

Nuveen Concentrated Core Fund

Nuveen Core Dividend Fund

Nuveen Equity Market Neutral Fund

Nuveen Global Tactical Opportunities Plus Fund

Nuveen Global Total Return Bond Fund

Nuveen Intelligent Risk Conservative Allocation Fund

Nuveen Intelligent Risk Growth Allocation Fund

Nuveen Intelligent Risk Moderate Allocation Fund

Nuveen Large Cap Core Fund

Nuveen Large Cap Core Plus Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund

Nuveen NWQ Global Equity Fund

Nuveen NWQ Global Equity Income Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen U.S. Infrastructure Income Fund

2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of such Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

4. The assets and liabilities of the Trust shall be allocated among each Fund as set forth in Article IV, Section 5 of the Declaration.

5. The designation of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of the Funds designated hereby without any action or consent of the Shareholders.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 25th day of February 2014.

/s/ Robert P. Bremner	/s/ Jack B. Evans
Robert P. Bremner,	Jack B. Evans,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ William C. Hunter	/s/ David J. Kundert
William C. Hunter,	David J. Kundert,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ John K. Nelson	/s/ William J. Schneider
John K. Nelson,	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Virginia L. Stringer	/s/ Terence J. Toth
Virginia L. Stringer,	Terence J. Toth,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606